UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2017

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX (Address of principal executive offices)	77043 (Zip Code)

281-531-7200

(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Stockholder Rights Agreement

On August 25, 2017, the Amended and Restated Stockholder Rights Agreement between Eco-Stim Energy Solutions, Inc. (the “Company”) and the other parties thereto, dated as of March 3, 2017 and amended on July 6, 2017 (the “Rights Agreement”), was amended to remove the requirement that one of the directors nominated by FT SOF VII Holdings, LLC (“Fir Tree”) be considered independent for audit committee purposes. This provision had been included to address a Nasdaq requirement that the Audit Committee be comprised of three members who are considered independent for audit committee purposes, which has been satisfied through the appointment of Mr. Timothy L. Reynolds to the Company’s Audit Committee, as disclosed further below, making this provision in the Rights Agreement unnecessary.

The foregoing is qualified in its entirety by reference to the Second Amendment to Amended and Restated Stockholder Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, Mr. Donald Stoltz resigned as a member of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Stoltz served on the Nominating and Governance Committee and Compensation Committee of the Board. Mr. Stoltz’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of August 25, 2017, in connection with the acceptance of Mr. Stoltz’s resignation and pursuant to the Company’s Second Amended and Restated Bylaws, the Board appointed Timothy L. Reynolds to serve on the Board as a director of the Company, filling the vacancy created by the resignation of Mr. Stoltz, and appointed Mr. Reynolds to the Audit Committee and Compensation Committee of the Board. The Board also appointed Andrew Teno, current member of the Board, to serve on the Nominating and Governance Committee to fill the vacancy on the Nominating and Governance Committee created by the resignation of Mr. Stoltz. Also effective as of August 25, 2017, Mr. Teno was appointed as Chairman of the Board to succeed Mr. Bjarte Bruheim, who remains a member of the Board.

The Board expects to grant Mr. Reynolds, as soon as reasonably practicable, an award of restricted stock units under the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), with an aggregate fair market value of at least $100,000 on the date(s) of grant. In addition, Mr. Reynolds will receive an annual cash retainer of $50,000, payable quarterly in arrears for service on the Board. The Board also expects to provide each other non-employee director (other than directors who are employees of Fir Tree Inc. or FT SOF Holdings VII LLC) with (i) as soon as reasonably practicable, an award of restricted stock units under the Plan with an aggregate fair market value of at least $100,000 on the date(s) of grant and (ii) an annual cash retainer of $50,000, payable quarterly in arrears for service on the Board.

Tim Reynolds serves as Co-CEO of Dakota Midstream, an independent midstream energy company in the Bakken shale formation. Prior to founding Dakota Midstream in July 2014, Mr. Reynolds led the acquisition of Mesa Oil Services, a salt water disposal operator in the Bakken in April 2014. Previously, Mr. Reynolds worked at Highstar Capital, an infrastructure investment firm from 2008 to March 2014, most recently as Principal and Director of Corporate Affairs. Earlier in his career, worked at the White House, serving first in the Office of the Chief of Staff for the President from 2004 to 2006 and then in the National Economic Council from 2002 to 2004. In the latter position, he focused on energy, health care, and social security policy formation and implementation. Mr. Reynolds is a graduate of the University of North Carolina at Chapel Hill (2001), and earned his MBA from the Stanford Graduate School of Business (2008).

There are no other understandings or arrangements between Mr. Reynolds and any other person pursuant to which Mr. Reynolds was selected to serve as a director of the Board. There are no relationships between Mr. Reynolds and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

On August 25, 2017, the Company with the approval of its Board of Directors, entered into an indemnification agreement with Mr. Reynolds (the “Indemnification Agreement”) in connection with his role as a member of the Board. This agreement requires the Company to indemnify Mr. Reynolds to the fullest extent permitted by applicable law against liability that may arise by reason of his service to the Company and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The Indemnification Agreement is in substantially the form referenced as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 25, 2017, the Board adopted the Third Amendment to Second Amended and Restated Bylaws (the “Bylaw Amendment”), which became effective upon its adoption by the Board. The Bylaw Amendment removed the requirement that one of the directors nominated by Fir Tree be considered independent for audit committee purposes.

The foregoing description is a summary of the Bylaw Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Third Amendment to Second Amended and Restated Bylaws, adopted as of August 25, 2017.

10.1	Second Amendment to Amended and Restated Stockholder Rights Agreement, dated as of August 25, 2017, by and among the Company and the parties named therein.

10.2	Form of Indemnification Agreement between the Company and its directors and officers (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 18, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

August 25, 2017	By:	/s/ Jon Christopher Boswell
	Name:	J. Christopher Boswell
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amendment to Second Amended and Restated Bylaws, adopted as of August 25, 2017.

10.1	Second Amendment to Amended and Restated Stockholder Rights Agreement, dated as of August 25, 2017, by and among the Company and the parties named therein.

10.2	Form of Indemnification Agreement between the Company and its directors and officers (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 18, 2017).